  EXHIBIT 99.1

LightPath Announces $8.0 Million Strategic Investment from Ondas Holdings and Unusual Machines

Strategic Investments from Leading Drone Industry Providers to Support LightPath Technology Deployment in Drone Applications

ORLANDO, FL – September 15, 2025 – LightPath Technologies, Inc. (NASDAQ: LPTH) ("LightPath," the "Company," "we," or "our"), a leading provider of next-generation optics and imaging systems for both defense and commercial applications, today announced it has entered into a definitive agreement with Ondas Holdings Inc. (NASDAQ: ONDS), a leading provider of autonomous aerial and ground robot intelligence solutions, and Unusual Machines, Inc. (NYSE American: UMAC), a leading provider of NDAA-compliant drone components, for an $8.0 million private placement of LightPath’s Class A common stock.

The private placement consists of the sale of 1,600,000 shares of common stock at a price of $5.00 per share which each of Ondas Holdings, Inc. and Unusual Machines, Inc. will purchase $4 million of shares. Proceeds will be used for working capital to advance key LightPath commercialization initiatives and for general corporate purposes. The offering is expected to close on or about September 17, 2025, subject to the satisfaction of customary closing conditions.

Eric Brock, Chairman and CEO of Ondas Holdings, commented: “We provide customers in rail, energy, public safety, critical infrastructure, and government markets with mission-critical networks, autonomous drones, counter-drone solutions, and artificial intelligence capabilities – LightPath’s innovative offering enables reduction in size, weight, and cost of camera systems which ultimately provide new capabilities that expand the used case for our products, which is critical to their widescale adoption. Our investment underscores our belief that LightPath will be a leading provider of next-generation optics and imaging systems for the drone industry.”

Allan Evans, CEO of Unusual Machines, added: “We expect demand for drones to continue to grow across all industries, with a particular focus on defense following the learnings of the ongoing war in Ukraine. While drone infrared camera use is expanding, the use of Germanium in these systems has created challenges for manufacturing and supply chains. Export restrictions on Germanium imposed by China, which supplies a significant portion of the world's Germanium, is leading the shift away from Germanium and a shift toward American manufacturing. Our focus on U.S. drone manufacturing complements LightPath’s proprietary BlackDiamond™ Glass, a made-in-the-USA cost effective alternative to Germanium, and we look forward to growing this partnership.”

“Securing partnerships with two notable drone industry players is an important strategic milestone for LightPath to advance the use of our uncooled camera technology’s use in drones,” concluded LightPath CEO Sam Rubin. “Through these partnerships we will leverage our complementary strengths to advance the use of infrared cameras for customers in commercial, defense and government sectors. Cameras mounted on drones provide powerful capabilities for across a wide range of applications, from inspecting infrastructure to locating people. We believe our ability to build complete thermal cameras in highly customized variations for application specific use will allow us to play a key role in the rapidly growing drone industry. We look forward to discussing our new partnerships and other milestones on our upcoming earnings call.”

Fourth Quarter Fiscal 2025 Earnings Conference Call

Management will host an investor conference call at 5:00 p.m. Eastern time on Thursday, September 25, 2025 to discuss the Company’s fourth quarter fiscal 2025 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Q4 FY2025 Earnings Conference Call

Date: Thursday, September 25, 2025

Time: 5:00 p.m. Eastern time

U.S. Dial-in: 1-877-425-9470

International Dial-in: 1-201-389-0878

Conference ID: 13749942

Webcast: LPTH Q4 FY2025 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Thursday, October 9, 2025. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 13749942. A webcast replay will also be available using the webcast link above.

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot ecommerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032. For more information, please visit www.unusualmachines.com.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq:ONDS) is a leading provider of autonomous systems and private wireless solutions through its business units Ondas Autonomous Systems (OAS), Ondas Capital and Ondas Networks. Ondas' technology platforms offer a powerful combination of aerial and ground intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS delivers a portfolio of AI-powered defense and security platforms that are deployed globally to safeguard sensitive locations, populations, and infrastructure. Through its subsidiaries American Robotics, Airobotics, and Apeiro Motion, OAS offers the Optimus System-the first U.S. FAA-certified small UAS for automated aerial security and data capture-the Iron Drone Raider-an autonomous counter-UAS platform-and Apeiro's advanced ground robotics and tethered UAV systems, supported by innovative navigation and communications technologies.

Ondas Capital combines advisory services and direct investments to accelerate the rapid scaling and global deployment of unmanned and autonomous systems to Allied defense and security markets and offers advisory services.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading provider of next-generation optics and imaging systems for both defense and commercial applications. As a vertically integrated solutions provider with in-house engineering design support, LightPath's family of custom solutions range from proprietary BlackDiamond™ chalcogenide-based glass materials – sold under exclusive license from the U.S. Naval Research Laboratory – to complete infrared optical systems and thermal imaging assemblies. The Company's primary manufacturing footprint is located in Orlando, Florida with additional facilities in Texas, New Hampshire, Latvia and China. To learn more, please visit www.lightpath.com.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "forecast," "guidance," "plan," "estimate," "will," "would," "project," "maintain," "intend," "expect," "anticipate," "prospect," "strategy," "future," "likely," "may," "should," "believe," "continue," "opportunity," "potential," and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, without limitation, statements regarding: (i) the completion and timing of the private placement, (ii) the satisfaction of the customary closing conditions related to the private placement; (iii) the anticipated benefits of, and the proposed use of proceeds from, the private placement and (iv) the Company’s strategic initiatives and the impact, if any, on the Company’s business and financial condition. These forward-looking statements are based on information available at the time the statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, failure to realize the anticipated benefit of the private placement; the impact of varying demand for the Company products; the ability of the Company to obtain needed raw materials and components from its suppliers; the impact of tariffs and other governmental trade restrictions; actions governments, businesses, and individuals take in response to the pandemic, including restrictions on onsite commercial interactions; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; geopolitical tensions, the Russian-Ukraine conflict, and the Hamas/ Israel war; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by the Company in its public filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K and other filings with the SEC. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Lucas A. Zimmerman

MZ Group – MZ North America

LPTH@mzgroup.us

949-259-4987